Exhibit 99.2

April 13, 2011

SOLITARIO PRICES COMMON STOCK OFFERING

Denver, Colorado: Solitario Exploration & Royalty Corp. (NYSE Amex: XPL; TSX: SLR) today announced that it has priced an underwritten public offering of 3,400,000 shares of common stock at a price to the public of $2.50 per share. Solitario expects that the net proceeds of the offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $7.8 million. Solitario intends to use the net proceeds from this offering for the completion of the feasibility study, advancement of permitting and exploration drilling at its Mt. Hamilton project, exploration in Peru and Mexico, the repayment of certain of its outstanding short-term margin borrowing and general corporate purposes, including possible acquisition and exploration of new mining properties. In connection with the offering, Solitario has granted the underwriter a 30-day option to purchase up to an additional 510,000 shares to cover over-allotments, if any. The offering is expected to close on or about April 18, 2011, subject to satisfaction of customary closing conditions.

Roth Capital Partners acted as sole manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) on March 18, 2011, which became effective on March 29, 2011. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC's website located at www.sec.gov. Electronic copies of the final prospectus supplement, when available, may be obtained by either contacting the underwriter (as set forth below) or by accessing the SEC’s website, www.sec.gov.

Roth Capital Partners, LLC

Attn: Syndicate Department

24 Corporate Plaza

Newport Beach, CA 92660

Phone: 800-678-9147

Email: Rothecm@roth.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

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About Solitario

Solitario is earning an 80% interest in the advanced Mt. Hamilton gold-silver project in eastern Nevada. Solitario is currently moving the project through feasibility. Solitario also holds a significant carried interest in the high-grade Bongará zinc project in Peru where its partner, Votorantim Metais is funding the project through production to earn a 70% interest in the project from Solitario. Solitario is a gold, silver, platinum-palladium, and base metal exploration and royalty company actively exploring in Brazil, Mexico, and Peru. Besides Votorantim, Solitario has significant business relationships with Minera Buenaventura, Newmont Mining and Anglo Platinum. Solitario has approximately US$14 million in net cash and marketable securities. Solitario is traded on the NYSE Amex ("XPL") and on the Toronto Stock Exchange ("SLR"). Additional information about Solitario is available online at www.solitarioxr.com

FOR MORE INFORMATION, CONTACT:

Debbie Mino-Austin Director – Investor Relations	(832) 630-0516
Christopher E. Herald President & CEO	(303) 912-2341

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Solitario, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Development of Solitario’s properties are subject to the success of exploration, completion and implementation of an economically viable mining plan, obtaining the necessary permits and approvals from various regulatory authorities, compliance with operating parameters established by such authorities and political risks such as higher tax and royalty rates, foreign ownership controls and our ability to finance in countries that may become politically unstable. Important factors that could cause actual results to differ materially from Solitario’s expectations are disclosed under the heading "Risk Factors" and elsewhere in Solitario’s documents filed from time to time with Canadian Securities Commissions, the United States Securities and Exchange Commission and other regulatory authorities.